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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

CONSENT STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
ENGELHARD CORPORATION
(Name of Registrant as Specified In Its Charter)
IRON ACQUISITION CORPORATION BASF AKTIENGESELLSCHAFT
(Name of Person(s) Filing Consent Statement, if other than the Registrant)

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BASF AKTIENGESELLSCHAFT 67056 Ludwigshafen, Germany	IRON ACQUISITION CORPORATION 100 Campus Drive Florham Park, NJ 07932

May [            ], 2006

To the Stockholders of Engelhard Corporation:

        As you know, on January 9, 2006, BASF Aktiengesellschaft ("BASF") and its wholly owned subsidiary Iron Acquisition Corporation, a Delaware corporation ("IAC"), commenced a tender offer to purchase all the issued and outstanding shares of common stock, par value $1.00 per share (the "Common Stock"), of Engelhard Corporation, a Delaware corporation (the "Company"), and the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights" and together with the Common Stock, the "Shares"), for $37.00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and subject to the conditions set forth in the offer to purchase, dated January 9, 2006 and amended and restated on May 9, 2006 (together with any amendments or supplements thereto, the "Offer to Purchase") and in the related letter of transmittal (which, together with the Offer to Purchase, collectively constitute the "Offer"). On May 1, 2006, BASF amended the Offer to increase the offer price to $38.00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest.

        The purpose of the Offer is for us to acquire control of, and the entire equity interest in, the Company. We currently intend, as soon as practicable following consummation of the Offer, to seek to have the Company consummate a merger or other similar business combination with IAC or another direct or indirect subsidiary of BASF (the "Merger").

        Prior to the commencement of the Offer, we made efforts to negotiate a transaction with the Company's Board of Directors (the "Board"). Those efforts were rebuffed, and on January 9, 2006, we commenced the Offer. On January 23, 2006, the Board rejected the Offer and recommended that its stockholders not tender their Shares in the Offer. The Company also announced that the Board had authorized the exploration of strategic alternatives to maximize stockholder value. After reviewing non-public information provided by the Company, on April 19, 2006, we made a proposal to increase our cash offer price to $38.00 per Share. The proposal was presented to the Board together with a proposed merger agreement that we were prepared to sign. The Company did not respond to our proposal. Despite conducting a robust process, the Company, by its own admission, was unable to identify any other party willing to pay more for the entire Company than our Offer of $38.00 per Share.

        On April 26, 2006, the Company announced that the Board had rejected our fully funded, $38.00, all-cash Offer for 100% of the Shares and, instead, intended to pursue a leveraged recapitalization and 20% share buyback whereby the Company would offer $45.00 per Share for only up to 26 million Shares (or approximately 20% of the outstanding Shares, on a fully diluted basis), which the Company would finance by additional borrowings of approximately $1.2 billion (the "Leveraged Recapitalization and 20% Share Buyback"). The Company commenced the share buyback portion of the Leveraged Recapitalization and 20% Share Buyback on May 5, 2006.

        We believe that our Offer provides you with greater value and more certainty than the Company's Leveraged Recapitalization and 20% Share Buyback.

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  We have offered $38.00 per Share in cash for 100% of the Company's outstanding Shares. The Company's Leveraged Recapitalization and 20% Share Buyback provides for the purchase of only 26 million Shares (or approximately 20% of the outstanding Shares on a fully diluted basis).

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  Our Offer is not conditioned on the receipt of financing. The Company's Leveraged Recapitalization and 20% Share Buyback is conditioned upon the Company's receipt of financing of up to $1.2 billion in order to consummate the buyback and pay related expenses.

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  If our Offer is successful and we accept for payment Shares tendered thereunder, you would receive shortly thereafter $38.00 per Share in cash for all of your Shares tendered into the Offer. If all of our nominees are not elected and you tender your Shares into the Company's self-tender, but more than 26 million Shares are tendered, you would receive cash for only a fraction of your Shares. The value of as much as 80% of your Shares would depend on the future trading price of the Shares.

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  Unlike our fully funded, $38.00, all-cash Offer for 100% of the Shares, the per Share value of the Company's Leveraged Recapitalization and 20% Share Buyback is highly dependent on the future trading price of the Shares, which in turn is subject to the risk that the Company is unable to achieve its projected future performance. The Company has projected that it will deliver a 16% compounded annual growth rate of earnings per share, which far exceeds the Company's 4% historical compounded annual growth rate between December 31, 2001 and December 31, 2005. The Company has made this projection despite the fact that it will be operating under the burden of nearly twice the Company's current leverage as a result of the share buyback. The Company has also projected that it will realize and sustain additional cost savings of $15 million per year beginning in 2007 even though these additional savings were not included in the Company's business plan prior to the announcement of the Leveraged Recapitalization and 20% Share Buyback. By the Company's own admission, the Company's results of operations and ability to achieve internal business plans are subject to certain risks, and any failure of the Company to achieve its projected results could negatively affect the trading price of the Shares, which price we believe has been artificially supported by our Offer since its public announcement. Our Offer of $38.00 per Share in cash poses no such risks.

        On April 26, 2006, the Company also announced that it intended to expand the size of the current Board from six to nine members effective at the 2006 annual meeting of stockholders of the Company (along with any adjournment, postponements or continuations thereof, the "Annual Meeting"). In addition to the two candidates that we nominated on January 27, 2006 to replace the current directors whose terms expire at the Annual Meeting, we have nominated an additional three candidates for election at the Annual Meeting to fill the newly created vacancies on the Board.

        As a result of the expansion of the Board, the five directors to be elected at the Annual Meeting will constitute a majority of the Board. The Company's Leveraged Recapitalization and 20% Share Buyback will expire at 5:00 p.m., New York City time, on June 5, 2006, unless it is extended, and is conditioned upon, among other things, our nominees not being elected to the Board and determining to terminate the Leveraged Recapitalization and 20% Share Buyback. As a result, you will have the opportunity to choose between our fully funded, $38.00, all-cash Offer for 100% of the Shares and the Company's Leveraged Recapitalization and 20% Share Buyback. If all of our nominees are elected, they would have, subject to their fiduciary duties, the power to take steps to facilitate our Offer. Thus, the Annual Meeting has become a referendum for you to indicate whether you prefer our fully funded, $38.00, all-cash Offer for 100% of the Shares or the Company's Leveraged Recapitalization and 20% Share Buyback. By electing our nominees, you can express your preference for our Offer. If the Company's stockholders do not vote in favor of all of our nominees, we will allow our Offer to expire and turn our attention to other opportunities.

        We wish to ensure that you have an unfettered opportunity on a timely basis to choose between our fully funded, $38.00, all-cash Offer for 100% of the Shares and the Company's Leveraged Recapitalization and 20% Share Buyback. The Board could take certain actions that would delay or prevent this referendum from occurring at the Annual Meeting, including, but not limited to, delaying the Annual Meeting or preventing the five directors elected at the Annual Meeting from constituting a majority of the Board. In order to prevent any such actions, we may solicit written consents of the Company's stockholders to (a)(i) amend the Company's bylaws to expand the size of the Board to fix the number of directors on the Board at twelve, and (ii) provide that any newly created vacancies on

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the Board shall be filled by the stockholders of the Company, and (b) fill the newly created vacancies on the Board with Clarence A. Davis as a Class I director, Hans W. Decker as a Class II directors and J. Dieter Stein as a Class III director (collectively, the "Nominees"). We may amend the consent solicitation to modify the number and/or identity of our Nominees if we deem such modification advisable in light of the Company's actions. This consent statement and the accompanying BLUE consent card are first being sent or given on or about [    ], 2006.

        For the consent solicitation to be successful, properly completed and duly delivered, unrevoked written consents of a majority of the Shares issued and outstanding as of the close of business on the record date would have to be submitted to us or the Company.

        We expect that we would solicit such written consents only if the Company took, or proposed to take, an action of the type described above, and that we would only deliver such written consents (other than our own written consent or the consent of our subsidiaries) to the Company following the conclusion of the Annual Meeting. In the event that our consent solicitation is successful and all of our nominees are also elected at the Annual Meeting, individuals that we have selected would constitute a majority of the Board and, subject to the fulfillment of the fiduciary duties that they would have as directors of the Company, would be in a position to remove certain obstacles to the consummation of the Offer.

        If we do commence the consent solicitation, you can take immediate steps to ensure you have an opportunity to choose between our fully funded, $38.00, all-cash Offer for 100% of the Shares and the Company's Leveraged Recapitalization and 20% Share Buyback by executing your BLUE consent card in favor of the Proposals. Your consent is important, no matter how many or how few Shares you own.

                      Dr. Jürgen Hambrecht
                      Chairman of the Board of Executive Directors
                      BASF Aktiengesellschaft
                      Dr. Kurt Bock
                      Member of the Board of Executive Directors
                      BASF Aktiengesellschaft
                      Dr. Hans-Ulrich Engel
                      President
                      Iron Acquisition Corporation

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PRELIMINARY COPY—SUBJECT TO COMPLETION
DATED [    ], 2006

CONSENT STATEMENT
OF
IRON ACQUISITION CORPORATION
a wholly owned subsidiary of
BASF AKTIENGESELLSCHAFT

[    ], 2006

        This consent statement and the accompanying BLUE consent card are being furnished by BASF Aktiengesellschaft, a stock corporation organized under the laws of the Federal Republic of Germany ("BASF"), and its wholly owned subsidiary, Iron Acquisition Corporation, a Delaware corporation ("IAC"), in connection with the solicitation of written consents from you, the holders of common stock, par value $1.00 per share (the "Common Stock"), of Engelhard Corporation, a Delaware corporation (the "Company"), to take the following actions without a stockholders' meeting in accordance with the Delaware General Corporation Law ("Delaware Law"):

        (1)   Proposal 1—Amend Sections 1 and 2 of Article III of the Amended and Restated Bylaws of the Company (the "Bylaws"), as set out in Annex I to this consent statement, to (a) expand the size of the Board of Directors of the Company (the "Board") to fix the number of directors on the Board at twelve and (b) provide that any newly created vacancies on the Board shall be filled by the stockholders of the Company; and

        (2)   Proposal 2—Upon approval of Proposal 1, fill the newly created vacancies on the Board with Clarence A. Davis as a Class I director, Hans W. Decker as a Class II director and J. Dieter Stein as a Class III director (collectively, the "Nominees").

        We may amend this consent solicitation to modify the number and/or identity of the Nominees if we deem such modification advisable in light of the Company's actions.

        We are proposing these actions (each, a "Proposal") to give you an unfettered opportunity to choose between our fully funded, $38.00, all-cash Offer (as defined below) for 100% of the Shares (as defined below) and the Company's Leveraged Recapitalization and 20% Share Buyback (as defined below) on a timely basis. The Annual Meeting of stockholders of the Company (along with any adjournment, postponements or continuations thereof, the "Annual Meeting") is currently scheduled for June 2, 2006. We expect that we would only deliver to the Company written consents solicited from other stockholders of the Company following the conclusion of the Annual Meeting.

        WE ARE ASKING THAT YOU CONSENT TO THE PROPOSALS AND THAT YOU EXPRESS YOUR CONSENT IN FAVOR OF THE PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

        The effectiveness of each Proposal will require the properly completed and duly delivered, unrevoked written consent to that Proposal by the holders of record, as of the close of business on [    ], 2006, the Record Date (as defined below) for this consent solicitation, of a majority of the Common Stock then outstanding. See "Consent Procedures."

        The effectiveness of Proposal 2 is subject to, and conditioned upon, the Bylaws having been amended in accordance with Proposal 1.

        Under Delaware Law, the record date (the "Record Date") for determining stockholders entitled to give consent to such actions is the date on which the first such consent is given if no record date has been fixed by the Board. IAC intends to deliver its written consent to the Company on [    ], 2006, thereby establishing [    ], 2006 as the Record Date for this consent solicitation.

        This consent statement and the accompanying BLUE consent card are first being sent or given on or about [    ], 2006 to all holders of record of Common Stock on the Record Date. On that date, IAC beneficially owned 100 shares of Common Stock, or less than one percent of the outstanding Common Stock.

        THIS SOLICITATION IS BEING MADE BY BASF AND IAC, AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

        On January 9, 2006, BASF, through IAC, commenced a fully funded, all-cash tender offer to purchase all the issued and outstanding shares of Common Stock and the associated Series A Junior Participating Preferred Stock purchase rights (the "Rights" and together with the Common Stock, the "Shares") issued pursuant to the Rights Agreement, dated as of October 1, 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), for $37.00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest, upon the terms and conditions set forth in our offer to purchase, dated January 9, 2006 and amended and restated on May 9, 2006 (together with any amendments or supplements thereto, the "Offer to Purchase"), and in the related letter of transmittal (which, together with the Offer to Purchase, collectively constitute the "Offer"). On May 1, 2006, BASF amended the Offer to increase the offer price to $38.00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest. The purpose of the Offer is to enable us to acquire control of, and the entire equity interest in, the Company. We currently intend, as soon as practicable following consummation of the Offer, to seek to have the Company consummate a merger or other similar business combination with IAC or another direct or indirect subsidiary of BASF (the "Merger"). There are currently a number of obstacles to the consummation of the Offer that only the Board can remove.

        Prior to the commencement of the Offer, we made efforts to negotiate a transaction with the Board. Those efforts were rebuffed, and on January 9, 2006, we commenced the Offer. On January 23, 2006, the Board rejected the Offer and recommended that its stockholders not tender their Shares in the Offer. The Company also announced that the Board had authorized the exploration of strategic alternatives to maximize stockholder value.

        After reviewing non-public information provided by the Company, on April 19, 2006, we made a proposal to increase our cash offer price to $38.00 per Share. The revised offer was presented to the Board together with a proposed merger agreement that we were prepared to sign. The Company did not respond to our proposal. Despite conducting a robust process, the Company, by its own admission, was unable to identify any other party willing to pay more for the entire Company than $38.00 per Share.

        On April 26, 2006, the Company announced that the Board had rejected our fully funded, $38.00, all-cash Offer for 100% of the Shares and, instead, intended to pursue a leveraged recapitalization and 20% share buyback whereby the Company would offer $45.00 per Share for only up to 26 million Shares (or approximately 20% of the outstanding Shares, on a fully diluted basis), which the Company would finance by additional borrowings of approximately $1.2 billion (the "Leveraged Recapitalization and 20% Share Buyback"). The Company commenced the buyback portion of its Leveraged Recapitalization and 20% Share Buyback on May 5, 2006. We expect that, if given the opportunity, most of the Company's stockholders would tender their Shares at the substantially above-market price, but the Company's self-tender is only for a fraction of the outstanding Shares. As a result, stockholders would likely be able to tender and receive payment at that price for only a fraction of their Shares. We believe that our fully funded, $38.00, all-cash Offer for 100% of the Shares offers stockholders greater value and more certainty than the Company's Leveraged Recapitalization and 20% Share Buyback. If our Offer is successful, it will allow you to receive shortly thereafter cash for all of your Shares tendered into our Offer. If, on the other hand, you tender your Shares in the Company's self-tender, but more than 26 million Shares are tendered, you would receive cash in the near term for only a fraction of your Shares tendered in the Company's self-tender, and the future value of as much as 80% of your Shares would depend upon the future trading price of the Shares, which is subject to the risk

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that the Company is unable to achieve its projected future performance. Depending on the ultimate market price for the Shares, which, in the absence of our Offer, could fall below our Offer price of $38.00 per Share, the Company's Leveraged Recapitalization and 20% Share Buyback may be worth considerably less on a per Share basis than our fully funded, $38.00, all-cash Offer for 100% of the Shares.

        For a complete description of the terms of the Offer, including, without limitation, the conditions of the Offer, the Company's stockholders are referred to the Offer to Purchase. Complete information about the Offer is contained in the Offer to Purchase, which is available in our tender offer statement on Schedule TO, which was initially filed with the Securities and Exchange Commission (the "Commission") on January 9, 2006, and is available, along with any amendments thereto, including exhibits, on the Commission's website at http://www.sec.gov.

        THIS CONSENT STATEMENT IS NEITHER A REQUEST FOR THE TENDER OF SHARES NOR AN OFFER WITH RESPECT THERETO. WE ARE MAKING THE OFFER ONLY BY MEANS OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

        YOU MUST SEPARATELY TENDER YOUR SHARES PURSUANT TO THE OFFER IF YOU WISH TO PARTICIPATE IN THE OFFER. EXECUTING A CONSENT DOES NOT OBLIGATE YOU TO TENDER YOUR SHARES PURSUANT TO THE OFFER, AND YOUR FAILURE TO EXECUTE A CONSENT DOES NOT PREVENT YOU FROM TENDERING YOUR SHARES PURSUANT TO THE OFFER.

        Because each Proposal will become effective only if executed consents to that Proposal are returned by holders of record as of the close of business on the Record Date of a majority of the total number of Shares then outstanding, the failure to execute and return a consent will have the same effect as voting against the Proposals.

        BASF and IAC have retained Innisfree M&A Incorporated to assist in the solicitation of written consents in favor of the Proposals.

        If your Shares are registered in your own name, please sign, date and return the enclosed BLUE consent card to IAC, in care of Innisfree M&A Incorporated, in the postage-paid envelope provided. If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a consent with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to promptly mark, sign, date and return the enclosed BLUE consent card in favor of each of the Proposals. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        If you have any questions or require any assistance in executing your consent, please contact:

501 Madison Avenue, 20th Floor
New York, NY 10022

STOCKHOLDERS CALL TOLL FREE:
(877) 750-5837 (from the U.S. and Canada)
or
00-800-7710-9971 (from Europe)

BANKS AND BROKERS CALL COLLECT:
(212) 750-5833

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QUESTIONS AND ANSWERS RELATING TO THIS CONSENT SOLICITATION

        The following are some of the questions you, as a stockholder, may have and the answers to those questions. The following is not a substitute for the information contained in this consent statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this consent statement. We urge you to read this consent statement carefully and in its entirety.

WHO IS MAKING THE SOLICITATION?

        Iron Acquisition Corporation and BASF Aktiengesellschaft. IAC is a newly formed Delaware corporation and a wholly owned subsidiary of BASF. IAC has been organized in connection with the Offer and has not carried on any activities other than in connection with the Offer.

        BASF is a stock corporation organized under the laws of the Federal Republic of Germany. BASF is a transnational chemical company, and its product range includes high-performance products, including chemicals, plastics, coatings systems, dispersions, agricultural products, and fine chemicals, as well as crude oil and natural gas. BASF and its approximately 170 consolidated subsidiaries have customers in more than 170 countries and operate more than 100 production sites.

WHAT ARE THE PROPOSALS FOR WHICH WRITTEN CONSENTS ARE BEING SOLICITED?

        We are soliciting written consents from the Company's stockholders to (1) amend the Bylaws (as defined below) to (a) expand the size of the Board to fix the number of directors on the Board at twelve and (b) provide that any newly created vacancies on the Board shall be filled by the stockholders of the Company and (2) fill the newly created vacancies on the Board with the Nominees.

WHY ARE WE SOLICITING YOUR CONSENT?

        On January 9, 2006, BASF through IAC commenced a fully funded, all-cash Offer to purchase all the issued and outstanding Shares. The purpose of the Offer is for BASF to acquire control of, and the entire equity interest in, the Company. Prior to commencement of the Offer, we made efforts to negotiate a transaction with the Board. Those efforts were rebuffed, and on January 9, 2006, we commenced the Offer. On January 23, 2006, the Board of Directors of the Company rejected the Offer and recommended that its stockholders not tender their Shares in the Offer. The Company also announced that the Board had authorized the exploration of strategic alternatives to maximize stockholder value. After reviewing non-public information provided by the Company, on April 19, 2006, we made a proposal to increase our cash offer price to $38.00 per Share, conditioned on a negotiated transaction. The revised offer was presented to the Board together with a proposed merger agreement that we were prepared to sign. The Company did not respond to our proposal. Despite conducting a robust process, the Company, by its own admission, was unable to identify any other party willing to pay more for the entire Company than $38.00 per Share. On April 26, 2006, the Company announced that the Board had rejected our fully funded, $38.00, all-cash Offer for 100% of the Shares and, instead, intended to pursue the leveraged recapitalization and 20% share buyback whereby the Company would offer $45.00 per Share for only up to 26 million Shares (or approximately 20% of the outstanding Shares, on a fully diluted basis), which the Company would finance by additional borrowings of approximately $1.2 billion. On May 1, 2006, we amended the Offer to increase the offer price to $38.00 per Share, net to the seller in cash (subject to applicable withholding taxes), without interest. We believe that our fully funded, $38.00, all-cash Offer for 100% of the Shares offers stockholders greater value and more certainty than the Company's Leveraged Recapitalization and 20% Share Buyback.

        As a result of the expansion of the Board announced by the Company on April 26, 2006 and effective as of the Annual Meeting, the five directors to be elected at the Annual Meeting will constitute a majority of the Board. Thus, the Annual Meeting has become a referendum for you to indicate whether you prefer our fully funded, $38.00, all-cash Offer for 100% of the Shares or the Company's Leveraged Recapitalization and 20% Share Buyback.

        We wish to ensure that you have an unfettered opportunity on a timely basis to choose between our fully funded, $38.00, all-cash Offer for 100% of the Shares and the Company's Leveraged Recapitalization and 20% Share Buyback. It is possible that the Board might take certain actions that would delay or prevent this referendum from occurring at the Annual Meeting, including, but not limited to, delaying the Annual Meeting or preventing the five directors elected at the Annual Meeting from constituting a majority of the Board.

        If the consent solicitation is successful and all of our nominees are also elected at the Annual Meeting, individuals that we have selected would constitute a majority of the Board and, subject to the fulfilment of fiduciary duties that they would have as directors of the Company, would be in a position to remove certain obstacles to the consummation of our Offer.

WHAT MUST HAPPEN TO COMPLETE OUR TENDER OFFER?

        The Offer is subject to the satisfaction or waiver of certain conditions, including:

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  that there be validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that, when added to the Shares already owned by BASF or any of its subsidiaries, including IAC, shall constitute a majority of the then outstanding Shares on a fully diluted basis;

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  that we are satisfied, in our sole discretion, that the Board has redeemed the Rights or the Rights have been invalidated or are otherwise inapplicable to the Offer and the Merger;

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  that we are satisfied, in our sole discretion, that the Offer and the Merger have been approved by the Board for purposes of Article Seventh of the Company's Restated Certificate of Incorporation, as amended, or that the provisions of Article Seventh are otherwise inapplicable to the Offer and the Merger (the "Article Seventh Condition"); and

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  that we are satisfied, in our sole discretion, that the Company has terminated the Leveraged Recapitalization and 20% Share Buyback prior to the acceptance for payment of any Shares tendered thereunder.

        The Offer to Purchase contains a complete description of all of the conditions to the Offer.

        The practical effect of the Rights is that we cannot acquire control of the Company unless the Rights are redeemed or otherwise made inapplicable to the Offer and the Merger. Article Seventh of the Company's Restated Certificate of Incorporation, as amended, would, if applicable to the Merger, make it impossible for us to complete the Merger based solely upon the Shares owned by us following consummation of the Offer even if the minimum condition described above has been satisfied. Article Seventh would apply to the Merger unless the Board approves the Merger for the purposes of Article Seventh or makes the provisions of Article Seventh otherwise inapplicable to the Offer and the Merger. As a result of the commencement of the Leveraged Recapitalization and 20% Share Buyback, the final condition described above requires Board action. Only the Board has the power to take these actions.

        If the consent solicitation is successful and all of our nominees for election at the Annual Meeting are also elected, individuals that we have selected would constitute a majority of the Board and they would have, subject to their fiduciary duties, the power to (i) redeem the Rights or amend the Rights Agreement so as not to apply to the Offer and the Merger, (ii) ensure that the Offer and the Merger are not subject to the supermajority voting provisions of Article Seventh of the Company's Restated Certificate of Incorporation, as amended, and (iii) terminate the Leveraged Recapitalization and 20% Share Buyback prior to the acceptance for payment of any Shares tendered thereunder.

HOW DOES YOUR CONSENT AFFECT OUR TENDER OFFER?

        Even if the stockholders elect our Nominees to the Board, IAC does not intend to purchase Shares tendered unless the conditions to the Offer are either satisfied or waived. Election of our five nominees at the Annual Meeting will signal that a majority of stockholders voting at the Annual Meeting consider our fully funded, $38.00, all-cash Offer for 100% of the Shares to be in their best interests. If the consent solicitation is successful and all of our nominees for election at the Annual Meeting are also elected they would have, subject to their fiduciary duties, the power to take those steps necessary to permit the stockholders of the Company to accept the Offer, including (i) redeeming the Rights or amending the Rights Agreement so as not to apply to the Offer and the Merger, (ii) ensuring that the Offer and the Merger are not subject to the supermajority voting provisions of Article Seventh of the Company's Restated Certificate of Incorporation, as amended, and (iii) terminating the Leveraged Recapitalization and 20% Share Buyback prior to the acceptance for payment of any Shares tendered thereunder. If the stockholders of the Company do not elect all of our nominees up for election at the Annual Meeting, we will allow the Offer to expire.

IF YOU CONSENT TO OUR PROPOSALS, ARE YOU AGREEING TO TENDER YOUR SHARES IN THE OFFER?

        No. Delivery of your written consent to our proposals does not obligate you to tender your Shares in the Offer. Although the election of our Nominees to the Board is an important step toward prompt consummation of the Offer and the Merger, we are not asking the Company's stockholders to tender their Shares by means of this consent solicitation or to consent to or vote on the Merger at this time.

WHO ARE THE NOMINEES?

        We are proposing that, if our proposal to expand the size of the Board is successful, Clarence A. Davis, Hans W. Decker and J. Dieter Stein fill the newly created vacancies on the Board. We may modify the number and/or identity of its Nominees if we deem such modification advisable in light of the Company's actions. The Nominees are independent within the meaning of the New York Stock Exchange listing standards and, except as described herein, are not currently affiliated with BASF, IAC or any other subsidiary of BASF, or with the Company or any subsidiary of the Company. Mr. Stein retired as Chairman and CEO of BASF Corporation in 1997 and since 2000, Mr. Stein has had no affiliation with BASF or its subsidiaries except as relates to his service as a Nominee, retirement benefits based upon his prior service and his status as a BASF shareholder. The Nominees are highly qualified individuals who will fully discharge the fiduciary obligations they would owe to the Company and its stockholders under Delaware Law. The principal occupation and business experience of each Nominee is set forth in this consent statement under the section entitled "The Nominees", which we urge you to read.

WHO IS ELIGIBLE TO GRANT WRITTEN CONSENT IN FAVOR OF THE PROPOSALS?

        Holders of record of the Shares as of the close of business on the Record Date are entitled to provide their written consent in favor of the Proposals.

HOW MANY CONSENTS MUST BE RECEIVED IN ORDER TO TAKE THE PROPOSED ACTIONS?

        Consents representing a majority of the Shares issued and outstanding as of the close of business on the Record Date are required in order to take the actions outlined in "The Proposals."

WHAT IS THE DEADLINE FOR SUBMITTING WRITTEN CONSENTS?

        To be effective, the requisite written consents must be delivered to the Company within 60 days of the earliest dated consent delivered to the Company. IAC intends to deliver its written consent to the Company on [    ], 2006, thereby establishing [    ], 2006 as the Record Date for this consent solicitation. Consequently, you have until [    ], 2006 to submit your written consent in favor of the Proposals.

WHAT SHOULD YOU DO TO SUPPORT OUR PROPOSALS?

        If your Shares are registered in your own name, please sign, date and return the enclosed BLUE consent card to IAC, in care of Innisfree M&A Incorporated, in the postage-paid envelope provided at 501 Madison Avenue, 20th Floor, New York, NY 10022.

        If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a BLUE consent card with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions to promptly mark, sign, date and return the enclosed BLUE consent card in favor of the Proposals. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

WHOM SHOULD YOU CALL IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION?

        Please call our consent solicitor, Innisfree M&A Incorporated, toll free at (877) 750-5837 (from the U.S. and Canada) or 00-800-7710-9971 (from Europe).

THE PROPOSALS

        BASF and IAC are seeking written consents of the Company's stockholders to take the actions set forth in the following Proposals without a stockholders' meeting in accordance with Delaware Law:

  (1)
  Proposal 1—Amend Sections 1 and 2 of Article III of the Amended and Restated Bylaws of the Company (the "Bylaws"), as set out in Annex I to this consent statement, to (a) expand the size of the Board to fix the number of directors on the Board at twelve and (b) provide that any newly created vacancies on the Board shall be filled by the stockholders of the Company; and

  (2)
  Proposal 2—Upon approval of Proposal 1, fill the newly created vacancies on the Board with Clarence A. Davis as a Class I director, Hans W. Decker as a Class II director and J. Dieter Stein as a Class III director.

        BASF may amend its consent solicitation to modify the number and/or identity of its Nominees if BASF deems such modification advisable in light of the Company's actions.

        The effectiveness of each Proposal will require the properly completed and duly delivered, unrevoked written consent to that Proposal by the holders of record, as of the close of business on the Record Date, of a majority of the Shares then outstanding. See "Consent Procedures."

        The effectiveness of Proposal 2 is subject to, and conditioned upon, the Bylaws having been amended in accordance with Proposal 1.

        WE URGE YOU TO SUBMIT YOUR WRITTEN CONSENT IN FAVOR OF EACH PROPOSAL.

Proposal 1—Amendment of the Bylaws

        The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the number of directors shall be no fewer than six and no more than twelve, and the Bylaws currently provide that the number of directors shall be as set by the Board. According to publicly available information, the Board currently consists of six members divided into three classes. The Board has announced that the size of the Board will be increased to nine at the Annual Meeting, and the newly created vacancies will be filled by election at the Annual Meeting. The Bylaws currently provide that any vacancies that may occur on the Board may be filled by a majority of the directors then in office. Proposal 1 provides for the amendment of the Bylaws to expand the size of the Board to fix the number of directors on the Board at twelve and to provide that any newly created vacancies on the Board shall be filled by the stockholders of the Company.

        WE URGE YOU TO SUBMIT YOUR WRITTEN CONSENT IN FAVOR OF THE ADOPTION OF THE AMENDMENT OF THE BYLAWS DESCRIBED ABOVE (PROPOSAL 1) BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU.

Proposal 2—Election of Nominees

        Proposal 2 provides that, upon adoption of Proposal 1, the newly created vacancies on the Board be filled by the Nominees. Each Nominee has consented to being named in this consent statement and to serve as a director, if Proposal 2 is adopted. If Proposal 2 is adopted, each of the Nominees will serve in one of the three classes of directors of the Company. Hans W. Decker shall serve as a Class II director until the 2007 annual meeting of stockholders and his successor has been elected and qualified. J. Dieter Stein shall serve as a Class III director until the 2008 annual meeting of stockholders and his successor has been elected and qualified. Clarence A. Davis shall serve as a Class I director until the 2009 annual meeting of stockholders and his successor has been elected and qualified. BASF may amend its consent solicitation to modify the number and/or identity of the Nominees if such modification were advisable in light of the Company's actions.

        We have also nominated Julian A. Brodsky and John C. Linehan for election to the Board at the Annual Meeting to replace the current Class I directors of the Company whose terms expire at the Annual Meeting and Arthur M. de Graffenried III, William T. Vinson and Stanford S. Warshawsky as Class I, Class II and Class III directors, respectively, to fill the three newly created vacancies. In the event that the Proposals are successfully adopted by the Company's stockholders and all of our nominees for election to the Board at the Annual Meeting are also elected at the Annual Meeting, individuals selected by us would constitute a majority of the Board and, subject to the fulfillment of the fiduciary duties that they would have as directors of the Company, would have the power to take those steps that they deem necessary or advisable to facilitate the consummation of the Offer and the Merger, including:

  •
  redeeming the Rights (or amend the Rights Agreement so as not to apply to the Offer and the Merger),

  •
  ensuring that the Offer and the Merger are not subject to the supermajority voting provisions of Article Seventh of the Certificate of Incorporation, and

  •
  terminating the Leveraged Recapitalization and 20% Share Buyback prior to the acceptance for payment of any Shares tendered thereunder.

        We have no reason to believe that any Nominee will be unable or unwilling to serve as a director of the Company, but if any Nominee is not available, then, as a result of Proposal 1, the resulting vacancy will remain open until filled by the Company's stockholders at an annual meeting or special meeting called for that purpose.

        WE URGE YOU TO SUBMIT YOUR WRITTEN CONSENT TO FILLING THE VACANCIES ON THE BOARD CREATED BY ADOPTION OF PROPOSAL 1 WITH THE NOMINEES (PROPOSAL 2) BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TO YOU.

OUR NOMINEES

        Upon adoption of Proposal 2, Clarence A. Davis, Hans W. Decker and J. Dieter Stein would become directors of the Company. According to publicly available information, the Company has three classes of directors, and members of each class hold office until the third succeeding annual meeting of the Company's stockholders and until a successor has been duly elected and qualified or until his death, resignation or removal. Hans W. Decker shall serve as a Class II director until the 2007 annual meeting of stockholders and his successor has been elected and qualified. J. Dieter Stein shall serve as a Class III director until the 2008 annual meeting of stockholders and his successor has been elected and qualified. Clarence A. Davis shall serve as a Class I director until the 2009 annual meeting of stockholders and his successor has been elected and qualified.

        Upon the adoption of the Proposal 2, each Nominee shall, upon election to the Board, exercise his independent judgment in accordance with his fiduciary duties in all matters that come before the Board.

        The Nominees have furnished the following information regarding their principal occupations and certain other matters:

NAME AND BUSINESS ADDRESS	AGE	EMPLOYMENT HISTORY
Mr. Clarence A. Davis Retired	64	In mid-2005, Mr. Davis retired from the American Institute of Certified Public Accountants, the national, professional organization for all certified public accountants, where he had served as Chief Operating Officer since 2000 and as Chief Financial Officer from 1998 to 2000. In 2004, Mr. Davis was appointed to serve a three year term on the American Red Cross Liberty Fund and September 11 Oversight Commission. From 1990 to 1998, Mr. Davis founded and operated Clarence A. Davis Enterprises, Inc., a financial and organizational consulting firm, specializing in due diligence and forensic accounting investigations for acquisitions. From 1967 to 1990, Mr. Davis was a Senior Partner with the public accounting firm of Spicer & Oppenheim (formerly, Oppenheim, Appel, Dixon & Co.). Mr. Davis has over thirty years of investment advisory, accounting and executive operating experience involving a variety of industries such as financial institutions, agribusiness, and television and radio broadcasting. Since 2005, Mr. Davis has served as a member of the Board of Directors of Oneida Ltd., the world's largest manufacturer of stainless steel and silverplated flatware. Mr. Davis has also served on the Board of Directors of New York Urban Coalition, Inc. and Support Centers of America. Mr. Davis served in the United States Marine Corps from 1960 to 1964, received a Bachelor of Science in Accounting from Long Island University in 1967 and became a certified public accountant in 1975.

Mr. Hans W. Decker 1320 International Affairs Building Columbia University 420 West 118th Street New York, NY 10027	76	Mr. Decker is an Adjunct Professor at the School of International and Public Affairs and an Executive-in-Residence of International Finance and Business, at Columbia University. Mr. Decker's teaching and research interests include global corporate strategies, governance systems, business organizations, comparative political economy, Western Europe, and the European Union. From 1991 to 1993, Mr. Decker served as Vice Chair of Siemens Corporation-USA, and as President from 1971 to 1990. Prior to that, he served Siemens Corporation in its Central Finance Division in 1970, and in the Legal Department, from 1958 to 1969. He currently serves on the Board of the International House in New York and the European Institute in Washington, D.C., and previously served for twenty years as a Governor of the Graduate Faculty of Political and Social Science at the New School University in New York. Mr. Decker received his First Law Degree from the University of Heidelberg, Germany in 1953, passed the German Bar Exam in 1957, and received his Doctorate of Law in 1958.
Mr. J. Dieter Stein Retired	72	In 1997, Mr. Stein retired as Chairman and CEO of BASF Corporation, a subsidiary of BASF, a position he had held since 1988. Concurrently, Mr. Stein served as a member of the Board of Executive Directors of BASF. During 2000 and early 2001, Mr. Stein was a Senior Advisor and Consultant, with an emphasis on Research and Development, to the CEO of BASELL when the company was formed as a result of a three-way merger between Elenac, Targor and Montell. BASELL is a Netherlands-based polyolefin company. From 1995 to 2003, Mr. Stein was a non-executive Director of SMS A.G., a holding company for a group of international companies active in plant construction and mechanical engineering. From 1997 to 2000, Mr. Stein was a non-executive Director of the Board of BASFin Corporation, a subsidiary of BASF. Mr. Stein has also served as a Director on the Boards of the American Plastics Council, the Chemical Manufacturer Association and the Society of Chemical Industry. From 1980 to 1982, Mr. Stein was a non-executive Director of Knoll AG, a pharmaceutical company that was, at the time, majority owned by BASF. In addition to more than thirty years executive management experience, Mr. Stein has also spent time as a university professor. From 1998 to 2001, Mr. Stein was an Executive-in-Residence at Rutgers University in the Faculty of Management, and served on the Faculty Management Board of Advisors of Rutgers University as Chair of the Executive Education Committee, from 1999 to 2001. From 1998 to 1999, Mr. Stein was the Brenton S. Hasley visiting professor at the School of Engineering and Applied Science at the University of Virginia (Charlottesville). Mr. Stein also spent four years as a teaching fellow at the University of Mainz, Department for Physical Chemistry of Polymers. Mr. Stein received a Masters and a Ph.D. in Chemistry from the University of Mainz, Germany and attended the INSEAD management school in Fontainebleau, France.

        Each of the Nominees has consented, if the Proposals are adopted and the Nominee becomes a member of the Board, to serve as a director of the Company and to be named in this consent statement and in other soliciting materials as a Nominee. We do not expect that any of the Nominees will be unable to serve as a director, but if any Nominee is unable to serve for any reason (including if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any or all of the Nominees), then, as a result of Proposal 1, the resulting vacancy will remain open until filled by the Company's stockholders at an annual meeting or special meeting called for that purpose.

Compensation of Directors of the Company

        We anticipate that each Nominee, if the Proposals are adopted and the Nominee becomes a member of the Board, will receive director's fees, consistent with the Company's past practice, for services as a director of the Company. According to the Company's public filings, directors who are not also employees of the Company receive an annual retainer of $50,000 and a fee for each Board or committee meeting attended ($1,500). The chairmen of the audit and compensation committees each received an additional retainer of $10,000, while the chairmen of each of the other committees of the Board received an additional retainer of $7,500 for each committee meeting that they chaired.

        Each non-employee director received an annual retainer of $5,000 for each committee on which he or she served. In addition, directors who were not also employees were granted $20,000 worth of deferred stock units. According to the Company's public filings, each person who becomes a non-employee director prior to June 30, 2006 will be awarded 7,593 Shares effective as of such person's election to the Board and each director also receives options to purchase 3,000 Shares with an exercise price equal to the fair market value of such Shares at the date of grant of the options, which become exercisable in four equal installments, commencing on the first anniversary of the date of grant and annually thereafter. We are not aware of any other arrangement pursuant to which any director of the Company was to be compensated for services during the Company's last fiscal year. Other than as described herein, neither IAC nor BASF is aware of any other arrangements pursuant to which non-employee directors of the Company were to be compensated for services as a director during the Company's last fiscal year.

        All information regarding the Company's director compensation and benefits arrangements set forth in this consent statement is derived solely from the Company's public filings. IAC and BASF have relied upon the accuracy of such information and have not made any independent attempt to verify the accuracy of such information.

Arrangements between BASF and the Nominees

        Each Nominee has received a fee of $40,000 from BASF for agreeing to serve as a Nominee pursuant to this consent statement. BASF has agreed to indemnify each Nominee, to the fullest extent applicable law permits, from and against any and all expenses, judgments, fines, settlements and other amounts arising out of any threatened or filed action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against or incurred by the Nominee in his capacity as a Nominee, or arising out of his status in that capacity. BASF has also agreed to hire, and pay the reasonable out-of-pocket expenses associated with, one independent law firm to represent the Nominees, and to reimburse each Nominee for other reasonable out-of-pocket expenses.

Additional Information Concerning the Nominees

        The Nominees have furnished certain additional information located in Annex II of this consent statement as required by the Commission.

REASONS TO CONSENT TO THE PROPOSALS

        We will only undertake the consent solicitation in the event that the Board takes, or proposes to take, any action or actions that would delay or prevent the Company's stockholders from expressing their support for either our fully funded, $38.00, all-cash Offer or the Company's Leveraged Recapitalization and 20% Share Buyback at the Annual Meeting, including, but not limited to, delaying the Annual Meeting or preventing the five directors elected at the Annual Meeting from constituting a majority of the Board. We expect that we would only deliver to the Company written consents solicited from other stockholders of the Company following the conclusion of the Annual Meeting.

        If the Company did take such action, the consent solicitation, if successful, would allow the Company's stockholders to appoint our three Nominees to three of the twelve positions on the Board. If all of our nominees are also elected at the Annual Meeting, our nominees would constitute a majority of the Board.

        For the consent solicitation to be successful, properly completed and duly delivered, unrevoked written consents of a majority of the Shares issued and outstanding as of the close of business on the Record Date would have to be submitted to us or the Company. For this reason, we believe that a successful consent solicitation would demonstrate that the stockholders of the Company wish to be allowed to freely choose between our fully funded, $38.00, all-cash Offer for 100% of the Shares and the Company's Leveraged Recapitalization and 20% Share Buyback. We believe that the success of our consent solicitation would be a strong message to the Board to allow the stockholders to so choose.

CONSENT PROCEDURES

        Section 228 of Delaware Law states that, unless the certificate of incorporation of a Delaware corporation otherwise provides, any action required to be taken at any annual or special meeting of stockholders of that corporation, or any action that may be taken at any annual or special meeting of those stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. The Certificate of Incorporation does not prohibit stockholder action by written consent.

        Section 213(b) of Delaware Law provides that the record date for determining the stockholders of a Delaware corporation entitled to consent to corporate action in writing without a meeting, when no prior action by the corporation's board of directors is required and the board has not fixed the record date, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. No prior action is required by the Board with respect to the Proposals. IAC intends to deliver its written consent to the Company on [    ], 2006, thereby establishing [    ], 2006 as the Record Date if the Board has not previously fixed the record date.

        To be effective, the requisite written consents must be delivered to the Company within 60 days of the earliest dated written consent delivered to the Company. Thus, written consents must be delivered to the Company by [    ], 2006 to be effective.

        If either or both Proposals become effective as a result of this consent solicitation, prompt notice will be given under Section 228(e) of Delaware Law to stockholders who have not executed written consents. All stockholders will be notified as promptly as possible by press release of the results of the solicitation, and those stockholders who have not executed written consents will be given prompt notice by mail of the results of the solicitation.

        According to publicly available information, the Shares constitute the Company's only class of voting securities and each Share entitles its record holder to one vote. Stockholders of the Company do not have cumulative voting rights in the election of directors and cumulative voting is not applicable in this consent solicitation. Only holders of Shares as of the close of business on the Record Date are entitled to execute written consents in favor of the Proposals.

        According to the Company's Definitive Proxy Statement filed on May 12, 2006 with the Commission, as of May 5, 2006, there were 124,011,840 Shares outstanding. IAC currently owns 100 Shares beneficially and of record.

Revocation of Consents

        An executed consent card may be revoked at any time by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed consent becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective. The delivery of a subsequently dated consent card that is properly completed will constitute a revocation of any earlier consent. The revocation may be delivered either to IAC, in care of Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or to an address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations of consents be mailed or delivered to IAC, in care of Innisfree M&A Incorporated, at its address set forth above, so that we will be aware of all revocations and can more accurately determine if and when sufficient unrevoked consents in favor of the Proposals have been received.

Special Instructions

        If you are a record holder of Shares as of the close of business on the Record Date for this consent solicitation, you may elect to consent to, withhold consent to or abstain with respect to each Proposal by marking the "CONSENTS," "DOES NOT CONSENT" or "ABSTAIN" box, as applicable, underneath each Proposal on the accompanying BLUE consent card and signing, dating and returning it promptly in the enclosed postage-paid envelope.

        In addition, you may withhold consent to election of any individual Nominee by writing that person's name on the BLUE consent card. The effectiveness of each Proposal will require the properly completed and duly delivered, unrevoked written consent to that Proposal by the holders of record, as of the close of business on the Record Date, of a majority of the Shares then outstanding.

        IF A STOCKHOLDER EXECUTES AND DELIVERS A BLUE CONSENT CARD, BUT FAILS TO CHECK A BOX MARKED "CONSENTS," "DOES NOT CONSENT" OR "ABSTAIN" FOR A PROPOSAL, THAT STOCKHOLDER WILL BE DEEMED TO HAVE CONSENTED TO THAT PROPOSAL, EXCEPT THAT THE STOCKHOLDER WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY CANDIDATE WHOSE NAME IS WRITTEN IN THE SPACE THE INSTRUCTION TO THE ELECTION PROPOSAL PROVIDES ON THE CARD.

        YOUR CONSENT IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED TODAY. FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

1.
If your Shares are registered in your own name, please sign, date and mail the enclosed BLUE consent card in the postage-paid envelope provided.

2.
If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a consent with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions for a BLUE consent card in favor of each of the Proposals. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

OTHER INFORMATION

Solicitation of Consents

        This consent solicitation is being made by IAC and BASF. Consents may be solicited by mail, facsimile, courier services, Internet, telephone, telegraph, in person and by advertisements. Solicitations may be made by certain directors, officers and employees of IAC and BASF, none of whom will receive additional compensation for the consent solicitation. Information regarding directors, officers and certain employees of IAC and BASF who may solicit consents is set forth on Annex IV of the consent statement.

        In addition, IAC has retained Innisfree M&A Incorporated for solicitation and advisory services in connection with the consent solicitation and the Offer, for which Innisfree M&A Incorporated will receive a fee of not more than $[            ] together with reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. As part of the solicitation, IAC and BASF, the Nominees and Innisfree M&A Incorporated may communicate with stockholders of the Company by mail, facsimile, courier services, Internet, advertising, telephone or telecopier, in person, or by advertisements but it is not anticipated that stockholders will be asked to submit consents by telephone or Internet. Innisfree M&A Incorporated will solicit consents from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Innisfree M&A Incorporated will employ approximately [      ] persons to solicit the written consents of the stockholders.

        IAC has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all materials related to the consent solicitation to the beneficial owners of Shares they hold of record. IAC will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

        Lehman Brothers (which collectively refers to Lehman Brothers Holdings Inc. and its affiliates) is acting as dealer manager in connection with the Offer and has provided certain financial advisory services to IAC and BASF in connection with the solicitation and the Offer. BASF has agreed to pay Lehman Brothers reasonable and customary compensation for its services as financial advisor in connection with the Offer (including the services of Lehman Brothers as dealer manager). BASF has also agreed to reimburse Lehman Brothers (in its capacity as dealer manager and financial advisor) for all reasonable out-of-pocket expenses incurred by Lehman Brothers, including the reasonable fees and expenses of legal counsel, and to indemnify Lehman Brothers against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

        Lehman Brothers does not admit that it or any of its directors, officers, employees or affiliates is a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Commission in the solicitation of consents, or that Schedule 14A requires the disclosure of certain information concerning them. However, in connection with Lehman Brothers' role as financial advisor to BASF and IAC, the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of the Company and may solicit consents from these institutions, brokers or other persons: Senior Vice President, Kevin Blum and Managing Directors, Carlos A. Fierro and Paul Collins. The business address of each such person is c/o Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019 and the telephone number for each such person at that address is (888) 610-5877. Lehman Brothers engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of its business, Lehman Brothers may trade securities of the Company for its own accounts and the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities. Lehman Brothers has informed BASF that, as of May 10, 2006, it held a net long position of approximately 28,223 Shares for its own account. Lehman Brothers may have voting and dispositive power with respect to certain Shares held in asset management, brokerage and other accounts. Lehman Brothers and its affiliates disclaim beneficial ownership of such Shares.

        BASF and IAC will bear the costs of this solicitation and will not seek reimbursement of those costs from the Company. The total expenditures for, in furtherance of, or in connection with the solicitation of consents, excluding costs related to the Offer, include expenditures for attorneys, accountants, financial advisors, consent solicitors, public relations advisors, printing, advertising, transportation, postage, litigation and related expenses and filing fees, are expected to aggregate approximately $[    ], of which $[    ] has been paid to date.

        Annex IV sets forth information about the directors and executive officers of IAC and BASF who may solicit consents and their employees and other representatives, if any, who may also assist Innisfree M&A Incorporated in soliciting consents. Annex IV also sets forth certain information relating to Shares these participants, IAC and BASF own and certain transactions between any of them and the Company.

Appraisal Rights

        No appraisal rights are available in connection with this consent solicitation, the Proposals or the Offer. However, if the Merger is subsequently consummated between IAC and the Company, stockholders who have not tendered their Shares in the Offer will have certain rights under Delaware Law to dissent from the Merger and demand appraisal of, and to receive payment in cash of the fair value of, their Shares. The preservation and exercise of dissenters' rights in connection with the Merger will require strict adherence to the applicable provisions of Delaware Law.

        EXECUTING A BLUE CONSENT CARD IN FAVOR OF THE PROPOSALS WILL NOT PREVENT A HOLDER OF SHARES AFTER CONSUMMATION OF THE OFFER FROM SUBSEQUENTLY DEMANDING APPRAISAL OF THOSE SHARES IN CONNECTION WITH THE CONSUMMATION OF ANY MERGER.

Stockholder Proposals

        Pursuant to the Definitive Proxy Statement, filed by the Company with the Commission on May 12, 2006, the deadline to submit a proposal for inclusion in the Company's proxy statement relating to the 2007 annual meeting of stockholders of the Company is December 29, 2006. Any stockholder proposals submitted outside the process of Rule 14a-8 of the Exchange Act must be received by the Company after February 3, 2007 and before March 6, 2007. If proposals are received after March 6, 2007, the Company's proxy for the 2007 annual meeting of stockholders of the Company may confer discretionary authority to vote on such matter without any discussion of such matter in the Company's proxy statement for the 2007 annual meeting of stockholders of the Company.

IMPORTANT

1.
If your Shares are registered in your own name, please sign, date and mail the enclosed BLUE consent card in the postage-paid envelope provided.

2.
If your Shares are held in the name of a broker, dealer, commercial bank, trust company or other nominee, only it can execute a consent with respect to your Shares and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly contact the person responsible for your account and give instructions for a BLUE consent card to be executed representing your Shares. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to IAC, in care of Innisfree M&A Incorporated, so that we will be aware of all instructions given and can attempt to ensure that those instructions are followed.

        If you have any questions or require any assistance in executing your consent, please call:

501 Madison Avenue, 20th Floor
New York, NY 10022

STOCKHOLDERS CALL TOLL FREE:
(877) 750-5837 (from the U.S. and Canada)
or
00-800-7710-9971 (from Europe)

BANKS AND BROKERS CALL COLLECT: (212) 750-5833

ANNEX I

PROPOSED AMENDMENTS
TO THE AMENDED AND RESTATED BYLAWS OF THE COMPANY

1(a)
Proposed Amendment to Article III, Section 1

    Article III, Section 1 of the Amended and Restated Bylaws of the Company is amended by replacing the second sentence of such section with the following:

      "The Board shall consist of twelve (12) directors. The term of such directors shall be as set forth in the Certificate of Incorporation."

1(b)
Proposed Amendment of Article III, Section 2

    Article III, Section 2 of the Amended and Restated Bylaws of the Company is amended by replacing the first sentence of such section with the following:

      "Any vacancy or vacancies which may occur among the directors through death, resignation, or disqualification or for any other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by the Stockholders at any Annual Meeting or a Special Meeting called for such purpose, subject to the provisions hereinafter contained in this Section 2."

I-1

ANNEX II

INFORMATION CONCERNING THE NOMINEES

        There are no material legal proceedings in which any of the Nominees or any of their respective associates is a party adverse to the Company or any of its subsidiaries, or any proceedings in which such Nominees or associates have a material interest adverse to the Company or any of its subsidiaries. No occupation or employment was carried on by any of the Nominees with the Company or any corporation or organization, which is or was a parent, subsidiary or other affiliate of the Company, and none of the Nominees has ever served on the Board. There exist no family relationships among the Nominees or between any of the Nominees and any director or executive officer of the Company.

        During the past five years none of the events described under Item 401(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"), has occurred with respect to the Nominees. None of the relationships regarding the Nominees described under Item 404(b) of Regulation S-K promulgated under the Securities Act exist, or has existed during the Company's last fiscal year.

        None of the Nominees nor any member of the Nominees immediate family (as defined by Instruction 2 to Item 404(a) of Regulation S-K promulgated under the Securities Act) has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000. None of the Nominees is an executive officer or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities of any corporation or organization or any trust or other estate, in which the Nominee has a substantial beneficial interest or serves as trustee or in a similar capacity, that has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last fiscal year in an amount in excess of $60,000.

        None of the Nominees was at any time during the Company's most recent fiscal year, a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company or otherwise subject to Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the Company because of the requirements of Section 30 of the Investment Company Act of 1940 or section 17 of the Public Utility Holding Company Act of 1935 ("reporting person"), and none of the Nominees failed to file on a timely basis any forms or reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

        Except as set forth herein, none of the Nominees or any associates of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting, other than election to office.

        Except as set forth herein, none of the Nominees: (i) owns any securities of the Company of record but not beneficially; (ii) owns beneficially, either directly or indirectly, any securities of the Company or any parent or subsidiary of the Company; (iii) has purchased or sold any securities of the Company within the past two years; (iv) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (v) had or will have, and no member of the Nominees' immediate family had or will have, a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (vi) borrowed any funds for the purpose of acquiring or holding any securities of the Company; (vii) is or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit,

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division of losses or profits, or the giving or withholding of consents; or (viii) will receive any special compensation in connection with the consent solicitation. Except as set forth herein, no securities of the Company are beneficially owned, either directly or indirectly, by any of the associates of the Nominees. Except as set forth herein, no associate of the Nominees has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

        Except as otherwise disclosed, none of the Nominees nor any member of the Nominees' immediate family is a director or an officer of other companies and organizations that have engaged in transactions with the Company or its subsidiaries in the ordinary course of business since the beginning of the Company's last fiscal year.

        None of the Nominees has any position or office with the Company and no occupation or employment with which the Nominees have been involved during the past five years was carried on with the Company or any corporation or organization which is a parent, subsidiary or other affiliate of the Company. Other than as disclosed in this consent statement, none of the Nominees has any arrangement or understanding with any other person pursuant to which they were selected to be a nominee.

        Mr. Stein owns shares of BASF or American Depositary Receipts representing shares of BASF and receives certain payments from BASF in connection with his retirement from BASF, but IAC and BASF do not believe that such interests represent a substantial interest in any matter to be acted upon in this consent solicitation.

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ANNEX III

SHARES HELD BY THE COMPANY'S DIRECTORS AND OFFICERS
AND OTHER BENEFICIAL OWNERS

        The Company's principal executive offices are located at 101 Wood Avenue, Iselin, NJ 00830. Unless otherwise indicated, the following table is derived from the Company's Definitive Proxy Statement filed with the Commission on May 12, 2006, and, to our knowledge, summarizes information as of March 1, 2006 with respect to the ownership of Shares by each director, by each of the five most highly compensated executive officers, by all executive officers and directors as a group and by the beneficial owners of more than five percent of the Shares outstanding as of March 15, 2006, unless otherwise indicated:

NAME OF BENEFICIAL OWNER	AMOUNT/NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS BENEFICIALLY OWNED
Marion H. Antonini(1)(2)(3)(4)(5)	107,394	*
David L. Burner(1)(2)(5)	11,081	*
Arthur A. Dornbusch, II(6)(7)	754,787	*
John C. Hess(6)(7)	300,731	*
Alain Lebec	0	*
Howard L. Minigh	0	*
James V. Napier(1)(2)(3)(5)	69,755	*
Barry W. Perry(2)(6)(7)	1,955,071	1.54%
Henry R. Slack(1)(2)(4)(5)	30,880	*
Michael A. Sperduto(6)(7)	328,856	*
Douglas G. Watson(1)(2)(3)(5)	85,520	*
Edward T. Wolynic(6)(7)	242,030	*
All Directors and Executive Officers as a group(1)(2)(3)(4)(5)(6)(7)	4,139,088	3.26%
Dodge & Cox(8) 555 California Street 40th Floor San Francisco, California 94104	15,838,050	13.2%
CAM North America, LLC(9) Salomon Brothers Asset Management Inc. Smith Barney Fund Management LLC TIMCO Asset Management Inc. 399 Park Avenue New York, New York 10022	7,715,311	6.43%
FMR Corp.(10) 82 Devonshire Street Boston, Massachusetts 02109	7,459,021	6.22%
Heyman Investment Associates Limited Partnership(11) Heyvestco LLC Samuel J. Heyman 333 Post Road West Westport, Connecticut 06880	6,890,351	5.6%
Wellington Management Company, LLP(12) 75 State Street Boston, Massachusetts 02109	6,307,993	5.26%

*
Represents beneficial ownership of less than 1%.

(1)
Includes 22,500 Shares subject to options granted to each of Messrs. Napier and Watson, 13,500 Shares subject to options granted to Mr. Slack and 10,500 Shares subject to options granted to

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  Mr. Antonini and 2,250 Shares subject to options granted to Mr. Burner under the Directors Stock Option Plan, all of which options may be exercised within 60 days from March 1, 2006.

(2)
Includes 23,456, 1,238, 18,549, 4,032 and 10,670 non-voting deferred stock units earned by Messrs. Antonini, Burner, Napier, Slack and Watson, respectively, under the Deferred Stock Plan for Non-employee Directors. Each deferred stock unit will be converted into a Share upon termination of service. Also includes 21,470 non-voting restricted stock units for Mr. Perry.

(3)
Includes 59,843, 18,183 and 14,564 non-voting deferred stock units held by Messrs. Antonini, Napier and Watson, respectively, under the Deferred Compensation Plan for Directors of the Company. Each deferred stock unit will be converted into a Share at a future date based on the prior written request of each respective Director as prescribed by the Plan.

(4)
Includes 1,000 and 3,225 Shares as to which Messrs. Antonini and Slack, respectively, disclaim beneficial ownership.

(5)
Includes 7,593 voting, but unvested, Shares for each of Messrs. Antonini, Burner, Napier, Slack and Watson granted under the Stock Bonus Plan for Non-employee Directors.

(6)
Includes 576,171, 259,815, 1,734,591, 274,701, 207,889 and 3,316,613 Shares subject to options granted to Messrs. Dornbusch, Hess, Perry, Sperduto, Wolynic and all Directors and Executive Officers as a group, respectively, under the Stock Option Plan of 1991, the Stock Option Plan of 1999 for Certain Key Employees, the Directors Stock Option Plan and the 2002 Long Term Incentive Plan, all of which options may be exercised within 60 days from March 1, 2006.

(7)
Includes 15,606, 11,246, 85,581, 18,053, 13,448 and 160,875 voting, but unvested, restricted Shares held by Messrs. Dornbusch, Hess, Perry, Sperduto, Wolynic and all Directors and Executive Officers as a group, respectively.

(8)
As reported by Dodge & Cox on an amendment to its Schedule 13G filed with the Commission on February 6, 2006. The Schedule 13G reports that Dodge & Cox has sole dispositive power with respect to all of the reported Shares, has sole voting power with respect to 14,838,950 of such Shares and shares voting power with respect to 159,900 of such Shares.

(9)
As reported by CAM North America, LLC on a Schedule 13G filed with the Commission on February 14, 2006. The Schedule 13G reports that CAM North America, LLC, Salomon Brothers Asset Management Inc., Smith Barney Fund Management LLC and TIMCO Asset Management Inc. hold the reported Shares as follows: CAM North America, LLC, 5,362,427 (shares dispositive power with respect to all of the reported Shares; shares voting power with respect to 1,266,732 Shares), Salomon Brothers Asset Management Inc., 124,084 (shares dispositive power and voting power with respect to all of the reported Shares), Smith Barney Fund Management LLC, 2,205,341 (shares dispositive power and voting power with respect to all of the reported Shares), TIMCO Asset Management Inc., 23,459 (shares dispositive power and voting power with respect to all of the reported Shares).

(10)
As reported by FMR Corp. on its Schedule 13G filed with the Commission on February 14, 2006. The Schedule 13G reports that FMR Corp. has sole dispositive power with respect to all of the reported Shares and has sole voting power with respect to 108,321 of such Shares.

(11)
As reported by Heyman Investment Associates Limited Partnership, Heyvestco LLC and Samuel J. Heyman on a Schedule 13G filed with the Commission on May 10, 2006. The Schedule 13G reports that Heyman Investment Associates Limited Partnership, Heyvestco LLC and Samuel J. Heyman hold the reported Shares as follows: Heyman Investment Associates Limited Partnership, 4,850,951 (shares dispositive power and voting power with respect to all of the reported Shares), Heyvestco LLC, 2,039,400 (shares dispositive power and voting power with respect to all of the reported Shares), Samuel J. Heyman, 6,890,351 (shares dispositive power and voting power with respect to all of the reported Shares).

(12)
As reported by Wellington Management Company, LLP on an amendment to its Schedule 13G filed with the Commission on January 10, 2006. The Schedule 13G reports that Wellington Management Company, LLP shares dispositive power with respect to all of the reported Shares, and shares voting power with respect to 1,102,169 of such Shares.

III-2

ANNEX IV
PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF CONSENTS

        Unless included elsewhere in this consent statement, the following shows the name, business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of (1) the directors and executive officers of BASF and IAC who may solicit written consents, and (2) certain employees and other representatives of those companies who may assist Innisfree M&A Incorporated in soliciting written consents from the Company's stockholders.

Directors, Executive Officers and Employees of BASF

        Unless otherwise indicated, each such person is a citizen of the Federal Republic of Germany and the current business address of each such person is Carl Bosch Straße 38, D-67056 Ludwigshafen, Germany. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to employment with BASF. To the extent any of these individuals assists IAC and BASF in their solicitation of consents, these persons may be deemed "participants" under the Commission's rules.

Name, Citizenship and Current Business Address	Present Principal Occupation or Employment
Dr. Jürgen Hambrecht	Chairman of the Board of Executive Directors
Dr. Kurt Bock	Member of the Board of Executive Directors and Chief Financial Officer
Dr. Jörg Buchmüller	Senior Vice President Legal
Dr. Georg Franzmann	Vice President Legal
Mr. Michael Grabicki	Corporate Communications
Mr. Klaus Peter Löbbe BASF Corporation 100 Campus Drive Florham Park, NJ 07932	Member of the Board of Executive Directors and Chairman and Chief Executive Officer of BASF Corporation
Ms. Magdalena Moll	Senior Vice President Investor Relations
Dr. Stefan Marcinowski	Member of the Board of Executive Directors
Mr. Rand Pearsall BASF Corporation 100 Campus Drive Florham Park, NJ 07932	Director, Marketing Communications
Mr. Christian Schubert	Corporate Communications
Dr. Wolf-Dieter Starp	Vice President M&A

Directors and Executive Officers and Employees of IAC

        Unless otherwise indicated, the current business address of each of the following persons is 100 Campus Drive, Florham Park, NJ 07932. Unless otherwise indicated, each such person is a citizen of the United States of America, and each occupation set forth opposite an individual's name refers to employment with IAC.

Name, Citizenship and Current Business Address	Present Principal Occupation or Employment
Dr. Hans-Ulrich Engel Citizen of the Federal Republic of Germany	President of IAC and Executive Vice President of BASF Corporation.
Mr. Philip Kaplan	Secretary and Treasurer of IAC and Senior Vice President and Treasurer of BASF Corporation
Mr. David M. Stryker	Vice President of IAC; Senior Vice President and General Counsel of BASF Corporation

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Interests of BASF and IAC and Other Potential Participants

        IAC currently owns 100 Shares, all of which were acquired in an ordinary brokerage transaction by BASF on December 6, 2005 at a price of $29.80 per Share and were subsequently contributed through a wholly owned subsidiary of BASF to IAC on December 23, 2005. No part of the purchase price or market value of any of the Shares described in this paragraph was represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding those Shares. As of such date, BASF, IAC and their affiliates collectively may be deemed to beneficially own an aggregate of 100 Shares. BASF and IAC disclaim beneficial ownership of Shares, if any, owned by any pension plan of BASF or any affiliate of BASF.

        Except as set forth herein, none of BASF or IAC, or any of the "Other Potential Participants" as listed in this Annex III: (i) owns any securities of the Company of record but not beneficially; (ii) owns beneficially, either directly or indirectly, any securities of the Company or any parent or subsidiary of the Company; (iii) has purchased or sold any securities of the Company within the past two years; (iv) has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (v) had or will have, and no member of their immediate family had or will have, a direct or indirect material interest in any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000; (vi) borrowed any funds for the purpose of acquiring or holding any securities of the Company; (vii) is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of consents; (viii) will receive any special compensation in connection with the consent solicitation or (ix) has any position or office with the Company. Except as set forth herein, no securities of the Company are beneficially owned, either directly or indirectly, by any of the associates of BASF, IAC or Other Potential Participants. Except as set forth herein, none of the associates of BASF, IAC or Other Potential Participants has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

        Except as set forth herein, none of BASF, IAC or any of the Other Potential Participants has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon in connection with this consent solicitation.

        Directors and executive officers of BASF or IAC and/or their respective associates may also be directors or officers of other companies and organizations that have engaged in transactions with the Company or its subsidiaries in the ordinary course of business since the beginning of the Company's last fiscal year, but BASF believes that the interest of those persons in those transactions is not of material significance.

        None of the entities referred to in this consent statement with which BASF or IAC has been involved during the past five years is a parent, subsidiary, or other affiliate of the Company.

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ANNEX V

FORM OF CONSENT CARD
PRELIMINARY COPY—SUBJECT TO COMPLETION

CONSENT OF STOCKHOLDERS OF ENGELHARD CORPORATION
TO ACTION WITHOUT A MEETING:
THIS CONSENT IS SOLICITED BY IRON ACQUISITION CORPORATION AND BASF AKTIENGESELLSCHAFT.

        Unless otherwise indicated below, the undersigned, a stockholder of record of Engelhard Corporation (the "Company") on [    ], 2006 (the "Record Date"), hereby consents pursuant to Section 228(a) of the Delaware General Corporation Law with respect to all shares of common stock of the Company (the "Shares") held by the undersigned to the taking of the following actions without a meeting of the stockholders of the Company:

IF NO BOX IS MARKED WITH REGARD TO A PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO CONSENT TO SUCH PROPOSAL, EXCEPT THAT THE UNDERSIGNED WILL NOT BE DEEMED TO CONSENT TO THE ELECTION OF ANY NOMINEE WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED. IRON ACQUISITION CORPORATION RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1 AND 2 IN THEIR ENTIRETY.

        YOUR CONSENT IS VERY IMPORTANT TO US. PLEASE CONSENT IMMEDIATELY.

        Please sign and date the reverse side of this consent card and return it in the postage-paid envelope provided.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

/x/
Please mark consents as in this example.

This consent when properly executed will be delivered in the manner directed herein by the undersigned stockholder.

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BASF AND IAC RECOMMEND THAT YOU CONSENT TO PROPOSALS 1 AND 2
1(a).
The amendment of Article II, Section 1 of the Amended and Restated Bylaws of the Company (the "Bylaws") to fix the number of directors permitted to serve on the the Company's Board of Directors at twelve, as set forth in Annex I to the consent statement.
☐ Consent ☐ Withhold Consent ☐ Abstain
1(b).
The amendment of Article II, Section 2 of the Bylaws to provide that vacancies on the the Company's Board of Directors shall be filled by a majority vote of the Company's stockholders, as set forth in Annex II to the consent statement.
☐ Consent ☐ Withhold Consent ☐ Abstain
2.
The election of the following three persons as directors of the Company to fill the vacancies resulting from Proposal 1(a), in each case, to the class of directors indicated: Clarence A. Davis as a Class I director, Hans W. Decker as a Class II director, and J. Dieter Stein as a Class III director.
☐ Consent ☐ Withhold Consent ☐ Abstain

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.

Date:

Signature:

Signature (if held jointly):

Title(s):

Please sign exactly as name appears hereon. If the Shares are held by joint tenants or as community property, both must sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title.

If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

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QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS RELATING TO THIS CONSENT SOLICITATION
THE PROPOSALS
OUR NOMINEES
REASONS TO CONSENT TO THE PROPOSALS
CONSENT PROCEDURES
OTHER INFORMATION
IMPORTANT
ANNEX I PROPOSED AMENDMENTS TO THE AMENDED AND RESTATED BYLAWS OF THE COMPANY
ANNEX II INFORMATION CONCERNING THE NOMINEES
ANNEX III SHARES HELD BY THE COMPANY'S DIRECTORS AND OFFICERS AND OTHER BENEFICIAL OWNERS